Exhibit 2.5

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

GNS II (U.S.) CORP.,

THE MARGARET A. CARGILL FOUNDATION,

ACORN TRUST,

LILAC TRUST

and

ANNE RAY CHARITABLE TRUST

Dated as of January 18, 2011

EXHIBITS

Exhibit A: Form of Joinder Agreement

REGISTRATION AGREEMENT

This REGISTRATION RIGHTS AGREEMENT is made as of January 18, 2011 by and among GNS II (U.S.) Corp, a direct wholly-owned subsidiary of Mosaic (as defined below) that will change its name to “The Mosaic Company” as of the Closing Date referred to below, (the “Company”), the Margaret A. Cargill Foundation established under the Acorn Trust dated January 10, 1995, as amended (the “MAC Foundation”), Acorn Trust dated January 30, 1995, as amended (“Acorn”), Lilac Trust dated August 20, 1996, as amended (“Lilac”) and Anne Ray Charitable Trust dated August 20, 1996, as amended (“Anne Ray Charitable Trust”, and together with the MAC Foundation, Acorn and Lilac, the “MAC Trusts”).

RECITALS

WHEREAS, pursuant to, and subject to the terms and conditions of, the Merger and Distribution Agreement, dated as of the date hereof, by and among the Company, The Mosaic Company (“Mosaic”), GNS Merger Sub LLC, a direct, wholly-owned subsidiary of the Company (“Merger Sub”), Cargill, Incorporated (“Cargill”) and, for the limited purposes stated therein, the MAC Trusts, as it may be amended from time to time (the “Merger and Distribution Agreement”), on the Closing Date (as defined in the Merger and Distribution Agreement):

(a) the certificate of incorporation of the Company will be amended (such amendment, the “Company Charter Amendment”) to, among other things, (x) authorize the issuance of (A) four series of shares of new Company Class A Common Stock (as defined below), with each share of each such series being entitled to one (1) vote with respect to all matters on which the holders of Company Class A Common Stock are entitled to vote, (B) three series of shares of new Company Class B Common Stock (as defined below), with each share of each such series being entitled to ten (10) votes with respect to the election of directors and one (1) vote with respect to all other matters on which the holders of Company Class B Common Stock are entitled to vote, and (C) shares of Company Common Stock (as defined below), each share of which will be entitled to one (1) vote with respect to all matters on which the holders of Company Common Stock are entitled to vote; and (y) reclassify all of the shares of capital stock of the Company then held by Mosaic into shares of Company Common Stock to be held by Mosaic;

(b) after the effective time of the Company Charter Amendment, Merger Sub will merge with and into Mosaic (the “Merger”) (with Mosaic being the surviving corporation in the Merger) pursuant to which (i) Mosaic will become a wholly-owned subsidiary of the Company; (ii) a portion of the outstanding shares of common stock of Mosaic (the “Mosaic Common Stock”) held by Cargill will be converted, on a one-for-one basis, into the right to receive shares of the different series of Company Class A Common Stock and Company Class B Common Stock; and (ii) each of the other outstanding shares of Mosaic Common Stock (including a portion of the shares of Mosaic Common Stock held by Cargill) will be converted, on a one-for-one basis, into the right to receive shares of Company Common Stock; and

(c) as promptly as practicable after the Merger Effective Time, Cargill will consummate a split-off transaction (the “Split-off”) pursuant to which Cargill will exchange all of the shares of Company Class B Common Stock, Company Class A Common Stock and

Company Common Stock it receives in the Merger (other than certain specified shares) with stockholders of Cargill for outstanding shares of capital stock of Cargill held by such stockholders of Cargill;

WHEREAS, under the terms of an exchange agreement, dated as of the date hereof, by and among Cargill and the MAC Trusts, as such agreement may be amended from time to time (the “MAC Trusts Exchange Agreement”), the Split-off is to be effected, in part, by means of an exchange by Cargill of shares of Company Class B Common Stock, Company Class A Common Stock and Company Common Stock with the MAC Trusts for all of the outstanding shares of capital stock of Cargill held by the MAC Trusts; and

WHEREAS, the Company has agreed to grant the MAC Trusts certain registration rights with respect to their Registrable Securities (as defined below) on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and the consummation of the Contemplated Transactions (as defined below), and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms.

1.1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Acorn” has the meaning set forth in the Preamble.

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board’s good faith judgment: (i) would be required in order for the Company to comply with its obligations under this Agreement; and (ii) would reasonably be expected either to materially interfere with any material transaction or event under consideration by the Company, or any negotiations, discussions or proposals relating thereto, or to otherwise be materially detrimental to the Company or its stockholders.

“Agreement” means this Registration Agreement, as this agreement may be amended, modified, supplemented or restated from time to time after the date hereof.

“Anne Ray Charitable Trust” has the meaning set forth in the preamble.

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

“Cargill” has the meaning set forth in the Preamble.

“Claims” has the meaning set forth in Section 5.4(a).

“Closing Date” has the meaning assigned to such term in the Merger and Distribution Agreement.

“Company” has the meaning set forth in the Preamble.

“Company Class A Common Stock” means collectively, the Class A Common Stock, Series A-1, par value $0.01 per share, the Class A Common Stock, Series A-2, par value $0.01 per share, the Class A Common Stock, Series A-3, par value $0.01 per share and the Class A Common Stock, Series A-4, par value $0.01 per share, in each case having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of the Company, as it may be amended from time to time.

“Company Class B Common Stock” the Class B Common Stock, Series B-1, par value $0.01 per share, the Class B Common Stock, Series B-2, par value $0.01 per share and the Class B Common Stock, Series B-3, par value $0.01 per share, in each case having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of the Company, as it may be amended from time to time.

“Company Common Stock” means the Common Stock, par value $0.01 per share, of the Company, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such class of common stock as specified in the certificate of incorporation of the Company, as it may be amended from time to time.

“Company Stock” means the Company Common Stock, the Company Class A Common Stock and the Company Class B Common Stock.

“Contemplated Transactions” means the transactions contemplated pursuant to the Transaction Documents.

“Effective Date” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with this Agreement, including: (i) SEC, stock exchange or FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange or on any other securities market on which the Company Common Stock is listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including reasonable fees and expenses of outside “blue sky” counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each offering, up to $20,000 of the fees and disbursements of a single counsel for the Participating Holders holding a majority of the shares to be included in such offering and (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company, but excluding (x) any Underwriting Fees and transfer taxes, if any, relating to the securities registered by the Holders and (y) except as provided under clause (vii) above, all expenses and fees for all counsel and other professionals representing the Holders and any underwriters.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” means any Person who at any time is the holder of Registrable Securities and who is a party to this Agreement has executed and delivered to the Company a Joinder Agreement pursuant to the terms of Section 7.4.

“Inspectors” has the meaning set forth in Section 5(t).

“Lilac” has the meaning set forth in the Preamble.

“MAC Foundation” has the meaning set forth in the Preamble.

“MAC Trusts” has the meaning set forth in the Preamble.

“MAC Trusts Exchange Agreement” has the meaning set forth in the Recitals.

“Merger” has the meaning set forth in the Recitals.

“Merger and Distribution Agreement” has the meaning set forth in the Recitals.

“Merger Effective Time” has the meaning set forth in the Merger and Distribution Agreement.

“Merger” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Mosaic” has the meaning set forth in the Preamble.

“NASD” means the National Association of Securities Dealers, Inc.

“Participating Holders” means, with respect to a registration for the sale of Registrable Securities pursuant to a Registration Statement in accordance with Section 2 or Section 3, the Holders of Registrable Securities to be included in such a Registration Statement in accordance herewith.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature.

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of NASD Conduct Rule 2720.

“Registrable Securities” means (a) any shares of Company Common Stock transferred by Cargill to the MAC Trusts pursuant to the Split-off, (b) any shares of Company Common Stock issued or issuable (pursuant to the terms of the certificate of incorporation of the Company, whether or not then convertible or exchangeable and notwithstanding that the right to convert or exchange may be subject to a vote of the stockholders of the Company), directly or indirectly in exchange for, or upon conversion of, any shares of Company Class A Common Stock and/or Company Class B Common Stock transferred by Cargill to the MAC Trusts pursuant to the Split-off or upon conversion of, or in exchange for, any shares of Company Class A Common Stock issued or issuable (pursuant to the terms of the certificate of incorporation of the Company, whether or not then convertible or exchangeable and notwithstanding that the right to convert or exchange may be subject to a vote of the stockholders of the Company) upon conversion of, or in exchange for, any shares of Company Class B Common Stock transferred by Cargill to the MAC Trusts pursuant to the Split-off, and (c) any and all securities of any kind whatsoever which may be issued after the consummation of the Split-off in respect of, in exchange for, or upon conversion of, the shares of Company Common Stock, Company Class A Common Stock or Company Class B Common Stock referenced in clause (a) or (b) above by way of a merger, consolidation, stock split, stock dividend, spin-off, split-off or recapitalization of the Company or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when such securities (i) shall have been disposed of pursuant any sale pursuant to a Registration Statement, (ii) shall have been sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) or in a private transaction or (iii) shall have ceased to be outstanding.

“Registration Statement” means a registration statement for a public offering and/or sale of Company Common Stock filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act pursuant to this Agreement, including any pre- and post-effective amendments and supplements thereto, and all exhibits and all material incorporated by reference therein.

“Rule 144” has the meaning set forth in Section 7.1.

“Sale Suspension” has the meaning set forth in Section 2.4.

“SEC” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities. To the extent the Company is a WKSI, a “Shelf Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3 (or any successor form or other appropriate form under the Securities Act).

“Split-off” has the meaning set forth in the Recitals.

“Suspension Notice” has the meaning set forth in Section 2.4.

“Underwriting Fees” means, with respect to any offering of Registrable Securities pursuant to this Agreement, the gross spread, commissions, fees or other compensation payable to all underwriters in such offering.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405 promulgated under the Securities Act.

1.2. References; Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section or Exhibit, such reference shall be to an Article or a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole (including the Exhibits hereto), and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to cover all genders. All references in this Agreement to the number of shares of any securities shall be appropriately adjusted to reflect any stock split, stock dividend, reverse stock split or similar change in such securities which may be made by the issuer thereof after date of this Agreement. Any statute, rule, order or regulation defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement shall mean such statute, rule, order or regulation as from time to time amended, updated, modified, supplemented or superseded, including by succession of comparable successor statutes, rules, orders or regulations and references to all attachments thereto and instruments incorporated therein, to the extent that such amendment, update, modification, supplement or superseding statute, rule, order or regulation is applicable to the transactions contemplated by this Agreement. References to a Person are also to its permitted successors and assigns.

(b) The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

2. Demand Registrations.

2.1. Requests for Registration. If the Split-off is consummated, at any time following the date that is 180 days following the fifty-four (54) month anniversary of the Split-off (the

“Effective Date”), the MAC Trusts (acting jointly) may, subject to Section 2.2, request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 or any similar short-form registration statement (a “Demand Registration”). If for any reason the Company is not eligible to file a Demand Registration on Form S-3 or any similar short-form registration statement, then the Company shall effect such Demand Registration using such form as the Company is then eligible to use. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders who may have registration rights with respect to its securities and, subject to Section 2.3, may include as part of such Demand Registration all other securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice by such holders.

2.2. Limitations on Demand Registrations. The MAC Trusts collectively shall be entitled, subject to Section 2.4, to request two (2) Demand Registrations with respect to Registrable Securities; provided, that the Company shall not be required to effect any registration pursuant any such request (and any such request will not count as a request made under this Section 2.2) unless the expected sale price of the shares of Registrable Securities to be included thereunder is at least $100,000,000 (based on the most recent closing price of the Common Stock at the time of the request). The Company may in its sole discretion file such Demand Registration on a Shelf Registration Statement.

2.3. Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriter advises the Company that, in their opinion, the number of Registrable Securities requested to be included in such offering exceeds the number of securities which can be sold therein without adversely affecting the marketability of the offering, the Company shall first include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the Registrable Securities requested to be included by the MAC Trusts which in the opinion of such underwriter can be sold without adversely affecting the marketability of the offering.

2.4. Restrictions on Registration. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of any other Registration Statement (other than pursuant to registrations related solely to employee benefit plans or a Rule 145 transaction). Furthermore, at any time following the Effective Date, if sales by the Participating Holders pursuant to this Agreement would at any time require the Company to make an Adverse Disclosure, the Company may, by giving prior written notice to the Participating Holders (a “Suspension Notice”), require the Participating Holders to suspend sales pursuant to this Agreement, and elect not to proceed with any Demand Registration (a “Sale Suspension”); provided, that the Company shall not be permitted to require a Sale Suspension (i) more than two (2) times during any twelve (12) month period and (ii) the Sale Suspension shall terminate upon the earlier to occur of (i) 120 days following the date of the applicable Suspension Notice and the (ii) date on which the Adverse Disclosure shall cease to exist. In the case of a Sale Suspension, the Participating Holders agree to suspend use of the applicable prospectus and any free writing prospectuses in connection with any sale of, or offer to sell, Registrable Securities, upon receipt of the Suspension Notice and the Company shall immediately notify the Participating Holders upon the termination of any Sale Suspension. For the avoidance of doubt, in the event that a request is made for a Demand Registration pursuant hereto, but is not effected as the result of a Sale Suspension, the MAC Trusts shall be entitled to withdraw such request and such request shall not count as one of the two (2) permitted requests for a Demand Registration hereunder.

2.5. Selection of Underwriters. Each of the Company and the MAC Trusts (acting jointly) shall have the right to select one joint book running managing underwriter for any offering in connection with a Demand Registration requested by the MAC Trusts. Each of the joint book running managing underwriters shall be entitled to participate in due diligence, structuring, marketing, general execution, pricing and book building in connection with such offering.

3. Piggyback Registration.

3.1. Right to Piggyback. At any time on or after the Effective Date, whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration, which shall be governed by Section 2, and registrations related solely to employee benefit plans or a Rule 145 transaction) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to the MAC Trusts of its intention to effect such a registration and, subject to the terms hereof (including Section 3.2), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 Business Days after such holders receive the Company’s notice.

3.2. Priority on Primary Registrations. If a Piggyback Registration is an underwritten registration on behalf of the Company, and the managing underwriter advises the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration (a) first, the securities the Company proposes to sell, (b) second, the Registrable Securities requested to be included in such registration by the MAC Trusts and (c) third, other securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the amount of shares requested to be sold by each such holder.

3.3. Selection of Underwriters. The Company shall have the right to select the investment banker(s) and manager(s) to administer the offering in connection with any Piggyback Registration.

4. Holdback Agreement. Each Holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, or engage in any hedging transactions relating to the same, during the 30-day period prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration, in each case pursuant to which such holder’s Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering agree otherwise.

5. Registration Procedures.

Whenever the MAC Trusts have requested that Registrable Securities be registered pursuant to this Agreement, the Company shall use commercially reasonable efforts to:

(a) prepare and file with the SEC as promptly as practicable (but in any event within forty-five (45) days after the receipt of any request relating thereto) a Registration Statement (or prepare and file with the SEC all necessary or appropriate amendments and supplements to any then effective Registration Statement) to allow for the disposition of Registrable Securities, each such Registration Statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith or incorporated therein, and the Company shall use commercially reasonable efforts to cause each such Registration Statement (or amendment) to be declared or become effective as promptly as reasonably practicable, but in any event within sixty (60) days after the filing thereof (or fifteen (15) days if such registration statement shall have received a “no review” or “limited review” by the staff of the SEC) (provided, however, that before filing a Registration Statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to counsel for the MAC Trusts and to counsel for the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and, before filing any such document, including any such Registration Statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto, the Company shall make any changes thereto that MAC Trusts or the underwriters, if any, shall reasonably request;

(b) use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective until the distribution described in the applicable Registration Statement has been completed (or, in the case of a Shelf Registration, a period ending on the earlier of (i) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration or have otherwise ceased to be Registrable Securities, and (ii) the 24-month anniversary of the effective date of such Shelf Registration), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended methods of disposition by the Participating Holders set forth in such Registration Statement (and, in connection with any Shelf Registration Statement, file one or more prospectus amendments or supplements covering Registrable Securities permitted to be sold thereunder upon the request of one or more Holders entitled to offer or sell Registrable Securities under such Shelf Registration Statement in accordance with the terms hereof);

(c) in connection with any underwritten offering effected under this Agreement, enter into and perform its obligations under an underwriting agreement, in customary form and on customary terms for the particular offering with the underwriters of such offering;

(d) furnish, without charge, to each Participating Holder, and each underwriter, if any, such number of copies of the prospectus included in the Registration Statement with respect to such offering (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and each free writing prospectus utilized in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such Participating Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities by such Participating Holder or such underwriter (the Company hereby consents to the use in accordance with all applicable law of each such prospectus (or preliminary prospectus or supplement thereto) or free writing prospectus by each such Participating Holder and the underwriters, if any, in connection with the offering and sale in accordance with the terms hereof of the Registrable Securities covered by such Registration Statement or prospectus);

(e) to register or qualify the Registrable Securities covered by any such Registration Statement under such other securities or state “blue sky” laws of such jurisdictions as the MAC Trusts (acting jointly) or managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Participating Holders and underwriters, if any, to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such Registration Statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (e), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(f) promptly notify each Participating Holder and each managing underwriter, if any: (i) when any such Registration Statement or any prospectus, prospectus supplement or any free writing prospectus relating thereto has been filed and, with respect to such Registration Statement or any post-effective amendment related thereto, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to any such Registration Statement or any prospectus, prospectus supplement or free writing prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any such Registration Statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) unless in connection with a Sale Suspension, subject to the execution by the prospective recipient of a confidentiality agreement in form and substance reasonably satisfactory to the Company, of the existence of any fact of which the Company becomes aware which results in (x) any such Registration Statement as of the date it became effective under the Securities Act, containing an untrue statement of any material fact or omitting to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (y) any prospectus, prospectus supplement (when taken together with the related prospectus) or free writing prospectus (when taken as a whole with any other free writing prospectus and the related prospectus supplement and prospectus), in each case including any document incorporated therein by reference, as of its date, containing an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) if at any time the representations and warranties made by the Company contained in any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in any material respect; and, if the notification relates to an event described in clause (v), the Company shall use commercially reasonable efforts (when, in the reasonable judgment of the Company, it is appropriate to disclose), in each case, to promptly prepare and file with the SEC, and furnish to each Participating Holder and each underwriter, if any, a reasonable number of copies of, an amendment or supplement to such document, or a free writing prospectus, so that, as thereafter delivered to the purchasers of such Registrable Securities, such document (when taken as a whole with any related prospectus, prospectus supplement and free writing prospectus) shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company shall have no such obligation during any Sale Suspension;

(g) permit any Participating Holder which, might reasonably be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such Registration Statement or comparable statement;

(h) comply (and continue to comply) in all material respects with all rules and regulations of the SEC applicable to the Company, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and make generally available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of any such Registration Statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate (in all material respects) information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(i) (x) (A) cause all such Registrable Securities covered by any such Registration Statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if and when the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, use its commercially reasonable efforts to cause all such Registrable Securities to be listed on a national securities exchange and, without limiting the generality of the foregoing take all reasonable actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with FINRA, and (y) comply (and continue to comply) in all material respects with the requirements of any self-regulatory organization applicable to the Company including all corporate governance requirements;

(j) cooperate with each Participating Holder and each managing underwriter and their respective counsel in connection with any filings required to be made with FINRA;

(k) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by any such Registration Statement not later than the effective date of such Registration Statement;

(l) enter into such customary agreements (including, if applicable, an underwriting agreement in customary form and on customary terms and containing customary provisions regarding indemnification) and take such other actions as the Leading Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of Registrable Securities covered by such Registration Statement in accordance with this Agreement, including if necessary the engagement of a Qualified Independent Underwriter in connection with the qualification of the underwriting arrangements with FINRA (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement, shall make to and for the benefit of the Company the representations, warranties and covenants of such Holders which are being made to and for the benefit of the underwriters, and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

(m) (i) obtain an opinion from the Company’s counsel and a “cold comfort” letter and updates thereof from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, each in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters (including, in the case of such “cold comfort” letter, events subsequent to the date of such financial statements) as the underwriters, if any, participating in the offering reasonably requests, which opinions and letters shall be dated the dates such opinions and “cold comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the sellers, and (ii) furnish to each seller and to each underwriter, if any, participating in the offering, a copy of each such opinion and letter, each of which shall be addressed to both the sellers and the underwriters participating in such offering;

(n) deliver promptly to counsel for the MAC Trusts and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all non-privileged memoranda relating to discussions with the SEC or its staff with respect to any such Registration Statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request;

(o) obtain the prompt withdrawal of any order suspending the effectiveness of any such Registration Statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction;

(p) provide a CUSIP number for all Registrable Securities, not later than the effective date of any such Registration Statement;

(q) with respect to an underwritten offering, make reasonably available its management, employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters in marketing the Registrable Securities in any offering contemplated by this Agreement;

(r) to the extent reasonably practicable, and subject to execution by the prospective recipient of a customary confidentiality agreement in form and substance reasonably satisfactory to the Company, prior to the filing of any document which is to be incorporated by reference into any such Registration Statement or the prospectus (after the initial filing of such Registration Statement), and prior to the filing of any free writing prospectus, provide copies of such document to counsel for the MAC Trusts, and use its commercially reasonable efforts to make the Company’s representatives reasonably available for discussion of such document;

(s) furnish to counsel for the MAC Trusts, without charge, at least one conformed copy of any such Registration Statement and any post-effective amendments or supplements thereto, including financial statements (but excluding all schedules and documents incorporated therein by reference), the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith, in each case, as filed with the SEC, and provided that the Company may satisfy such obligation by furnishing an electronic copy thereof or by notifying the MAC Trusts of the website address thereof;

(t) promptly make available for inspection, during normal business hours at the offices of the Company and upon reasonable advance notice, by the MAC Trusts or underwriter participating in any disposition pursuant to any Registration Statement, and any attorney, accountant or other agent or representative retained by any the MAC Trusts or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and use its commercially reasonable efforts to cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement (which may be subject to the execution by the prospective recipient thereof of a customary confidentiality agreement in form and substance reasonably satisfactory to the Company) and otherwise reasonably cooperate with the diligence investigation by any such Inspector;

(u) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such reasonable action as is necessary and feasible to make any such prohibition inapplicable;

(v) take all such other reasonable actions necessary on the part of the Company in order to expedite or facilitate the disposition of such Registrable Securities;

(w) take all such reasonable actions necessary on the part of the Company to ensure that any free writing prospectus utilized in connection with any Registration Statement complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby and is retained in accordance with the Securities Act to the extent required thereby; and

(x) if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, use its commercially reasonable efforts to promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

The Company may require that each Participating Holder as to which any registration is being effected furnish the Company a selling securityholder questionnaire customary for offerings of this type and that each such Participating Holder and any underwriter furnish the Company such other information regarding themselves and the Registrable Securities held by them as the Company may from time to time reasonably request provided that such information shall be used only in connection with such registration and the Company shall have no responsibility to any Participating Holder with respect to such information included in any Registration Statement, prospectus, amendment or supplement thereto or other document.

5.2. Registration Expenses. All Expenses incurred in connection with any offering, registration, filing, qualification or compliance pursuant to this Agreement shall be borne by the Company, whether or not a Registration Statement becomes effective. All Underwriting Fees and transfer taxes, if any, relating to securities registered by the Holders shall be borne by the Holders of such securities pro rata in accordance with the number of shares sold in the offering by such Holders.

5.3. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective Registration Statement.

5.4. Indemnification.

(a) In the event of any registration and/or offering of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will, and hereby agrees to, and hereby does indemnify and hold harmless, to the fullest extent permitted by law, each Participating Holder and its directors, officers, trustees, fiduciaries, employees, stockholders, members or general and limited partners (and the directors, officers, trustees, fiduciaries, employees, stockholders, members or general and limited partners thereof), and each Person, if any, who controls such Participating Holder , within the meaning of the Securities Act or Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company agrees to reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim that is threatened or commenced (whether or not the indemnified party is designated as an actual or potential party to such Claim) and in connection with the enforcement of this provision with respect to any of the above, as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim (including any legal or other expenses) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such Registration Statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary or final prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party or any underwriters selected by such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(b) Each Participating Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner as set forth in paragraph (a) of this Section 5.4) to the fullest extent permitted by law the Company and each officer of the Company who shall sign such Registration Statement, its directors, officers, fiduciaries, employees, stockholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, stockholders, members or general and limited partners thereof), each Person controlling the Company within the meaning of the Securities Act, and any other Holder selling securities in such Registration Statement and each of its directors, officers, partners or agents or any Person who controls such Holder with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such Registration Statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or any of its representatives by or on behalf of such Participating Holder, specifically for use in connection with the preparation of such Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or free writing prospectus and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 5.4(b) and Section 5.4(c) shall be in proportion to, and in no case be greater than, the amount of the net proceeds actually received by such Participating Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claim. The Company and each Participating Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Participating Holders to the contrary, or as otherwise required by SEC rules, for all purposes of this Agreement, the only information furnished or to be furnished to the Company by a Participating Holder for use in any such Registration Statement, preliminary or final prospectus or amendment or supplement thereto or any free writing prospectus are statements specifically relating to (a) the beneficial ownership of shares of capital stock of the Company by such

Participating Holder and its Affiliates and (b) the name and address of such Participating Holder. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party or parties in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.4, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 5.4, except to the extent an indemnifying party is materially and actually prejudiced thereby and shall not relieve any indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 5.4. In case any action or proceeding is brought against an indemnified party, an indemnifying party shall be entitled to (x) participate in such action or proceeding and (y), unless, in the reasonable opinion of outside counsel to the indemnified party, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume the defense thereof jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party. An indemnifying party shall promptly notify the indemnified party of its decision to participate in such action or proceeding. If, and after, the indemnified party has received such notice from an indemnifying party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action or proceeding other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or Claim in respect of which indemnification or contribution may be sought hereunder by such indemnified party (whether or not the indemnified party is an actual or potential party to such action or Claim) unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any Claims that are the subject of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

(d) If for any reason the foregoing indemnity is held by a court of competent jurisdiction to be unavailable to an indemnified party or is insufficient to hold harmless an indemnified party under Section 5.4(a) or Section 5.4(b), then each applicable indemnifying party, severally and not jointly, shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim as well as any other relevant equitable considerations. The relative fault shall be determined by a court by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 5.4(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 5.4(d). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 5.4(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 5.4(d) to contribute any amount greater than the amount of the net proceeds actually received by such indemnifying party upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 5.4(b).

(e) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the Transfer of the Registrable Securities by any such party and the completion of any offering of Registrable Securities in a Registration Statement.

6. Underwritten Offerings. The right of any Holder to include its Registrable Securities in any underwritten offering pursuant to this Agreement shall be conditioned upon such Holder’s participation in the underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. No Holder may participate in such underwriting unless such Holder (x) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements reasonably customary and negotiated for the particular offering by the party specified herein with the underwriter or underwriters selected for such underwriting in accordance with this Agreement and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements, opinions and other documents, in each case, in reasonably customary form and negotiated for the particular offering by the party specified herein with the selected underwriters.

7. General.

7.1. Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for the purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

7.2. Amendments and Waivers. Any provision of this Agreement may be amended, modified or supplemented and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders representing a majority of the Registrable Securities. Any amendment, modification or supplement of any provision of this Agreement effected in accordance with this Section 7.3 shall be binding on all parties to this Agreement. Any waiver of any breach or default by any other party of any of the terms of this Agreement effected in accordance with this Section 7.3 shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party to assert its or his or her rights hereunder on any occasion or series of occasions.

7.3. Notices. Unless otherwise expressly set forth herein, all notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered, if delivered personally; (ii) on the date the delivering party receives confirmation, if delivered by facsimile or electronic mail; (iii) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested); or (iv) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.4) or to any other applicable Holder at the address for such Holder set forth in a Joinder Agreement executed and delivered by such Holder to the Company (or at such other address for a Holder as shall be specified by like notice):

(a)	If to the Company, to:

GNS II (U.S.) Corp.

The Mosaic Company

Atria Corporate Center, Suite E490

3033 Campus Drive

Plymouth, MN 55441

Attention: Richard L. Mack

with a copy (which copy alone shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Attention:	Casey Cogut Eric Swedenburg

(b)	If to the MAC Trusts, to:

Christine M Morse and Paul G. Bush

as Co-Trustees of the Acorn Trust,

Anne Ray Charitable Trust, Lilac Trust and

Margaret A. Cargill Foundation

6889 Rowland Road

Eden Prairie MN 55344

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10 154-1895

Attention: David S. Schaefer, Esq.

with a copy (which shall not constitute notice) to

Loeb & Loeb LLP

10100 Santa Monica Blvd., Suite 2200

Los Angeles CA 90067

Attention:	Leah M. Bishop, Esq. Stuart P. Tobisman, Esq.

7.4. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements in this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that no holder or transferee of Registrable Securities shall have any rights of a Holder (i) without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) and (ii) until such person shall have executed and delivered to the Company a Joinder Agreement and thereupon become a Holder hereunder.

7.5. Third Party Beneficiaries. Other than as expressly contemplated in Section 5.4, this Agreement is for the sole benefit of the parties and their respective successors and assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns.

7.6. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.

7.7. Termination; Existing Registration Rights Agreement. If the Merger and Distribution Agreement is terminated at any time prior to the Merger Effective Time, this Agreement shall terminate automatically. This Agreement shall terminate with respect to a Holder on the date on which such Holder ceases to hold Registrable Securities; provided, that such Holder’s rights and obligations pursuant to Section 5.4, as well as the Company’s obligations to pay Expenses pursuant to Section 5.4, shall survive with respect to any registration statement in which any Registrable Securities of such Holder were included and, for the avoidance of doubt, any underwriter lock-up that a Holder has executed prior to a Holder’s termination in accordance with this clause shall remain in effect in accordance with its terms.

7.8. Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the State of New York, excluding any conflict-of-laws rule or principle (whether of New York or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

7.9. Consent to Jurisdiction; Waiver of Jury Trial.

(a) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or, in the event that such court does not have subject matter jurisdiction over such action or proceeding, any federal court sitting in the State of Delaware, and the parties to this Agreement irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. To the fullest extent permitted by applicable law, each of the parties to this Agreement consents to service being made through the notice procedures set forth in Section 7.4 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses of the parties set forth in Section 7.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b) EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

7.10. Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

7.11. Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

7.12. Specific Performance; Legal Expenses.

(a) It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Each party hereto shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(b) Each party agrees and acknowledges that, to the fullest extent permitted by law, the prevailing party in any action or proceeding to enforce this Agreement shall be entitled to recover from the non-prevailing party or parties all court costs, counsel fees, and other costs or expenses incurred by the prevailing party in connection with such action, including in enforcing this Section 7.13 and proving the amounts to which the prevailing party is entitled pursuant hereto.

7.13. Further Assurances. Each party hereto shall use commercially reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the following parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

GNS II (U.S.) CORP.

By:	/s/ James T. Prokopanko
	Name:	James T. Prokopanko
	Title:	President and Chief Executive Officer

CHRISTINE M. MORSE, in her capacity as Co-Trustee of the Acorn Trust dated January 30, 1995, as amended; as Co-Trustee of the Lilac Trust dated August 20, 1996, as amended; as Co-Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended; as Co-Trustee of the Margaret A. Cargill Foundation established under the Acorn Trust dated January 30, 1995, as amended; and on behalf of John Bryson Chane, as Co-Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended

/s/ Christine Morse

PAUL G. BUSCH, in his capacity as Co-Trustee of the Acorn Trust dated January 30, 1995, as amended; as Co-Trustee of the Lilac Trust dated August 20, 1996, as amended; as Co-Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended; as Co-Trustee of the Margaret A. Cargill Foundation established under the Acorn Trust dated January 30, 1995, as amended; and on behalf of John Bryson Chane, as Co-Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended

/s/ Paul G. Busch

EXHIBIT A

FORM OF JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Registration Rights Agreement, dated as of January 18, 2011 by and among GNS II (U.S.) Corp, a direct wholly-owned subsidiary of Mosaic (as defined below) that will change its name to “The Mosaic Company” as of the Closing Date referred to below (the “Company”), the Margaret A. Cargill Foundation established under the Acorn Trust dated January 10, 1995, as amended, Acorn Trust dated January 30, 1995, as amended, Lilac Trust dated August 20, 1996, as amended and Anne Ray Charitable Trust dated August 20, 1996, as amended.

By executing and delivering this Joinder Agreement, the undersigned hereby agrees to become a party to the Registration Agreement as a Holder.

As of the date hereof, the undersigned is the holder of the following Registrable Securities:

[Specify Registrable Securities held by the undersigned]

The undersigned hereby executes and delivers to the Company this Joinder Agreement as of the      day of                     ,         .

[Stockholder]

By:
Name:
Title:
Address:

Agreed and Accepted By:

GNS II (U.S.) CORP.

By

Name:
Title:

A-1